AGREEMENT
AND
RELEASE

THIS AGREEMENT AND RELEASE (hereinafter referred to as the “Agreement”) is dated as of the ____ day of ______________, 2003, by and between AmeriGroup, Inc. (“AmeriGroup”) and ________________________ (“IBG Shareholder”). This Agreement is made with reference to the following facts and occurrences:
RECITALS
A. IBG Shareholder may have certain claims (the “Claims”) against Para Mas Internet, Inc., a Nevada corporation (“Para Mas”) as a result of prior dealings between International Bible Games (“IBG”) and Para Mas due to IBG Shareholder’s status as a shareholder of IBG.
B. AmeriGroup and/or its shareholders have certain rights with respect to the acquisition of a majority stock interest in Para Mas subject to the completion of certain contingencies.
C. IBG Shareholder is willing to release and forever discharge the Claims to encourage AmeriGroup or its shareholders to complete the acquisition of a majority stock interest in Para Mas.
NOW, THEREFORE, in consideration of the mutual promises and undertakings contained in this Agreement, the parties hereto agree as follows:
1. ISSUANCE OF STOCK. The Parties agree that upon the acquisition by AmeriGroup or its shareholders of a majority interest in the outstanding capital shares of Para Mas, AmeriGroup will use its best efforts to file and make effective with the Unites States Securities and Exchange Commission a registration statement that will allow Para Mas to issue to IBG Shareholder ______________ shares of common stock of Para Mas (the "Shares") and AmeriGroup agrees that upon such effectiveness of such registration statement, it will cause the Shares to be issued to IBG Shareholder.
2. RELEASE. IBG Shareholder hereby agrees that upon the acquisition of a majority interest in the capital shares of Para Mas by AmeriGroup or its shareholders, IBG Shareholder releases, remises and forever discharges Para Mas, and their officers, directors, advisors, attorney, consultants, employees, agents, representatives, predecessors, successors and assigns of each of the foregoing, from and against any and all claims, demands, debts, liabilities, contracts obligations, accounts, causes of action and claims for relief, of whatever kink or nature, whether known or unknown, arising from or by reason of, or in any way connected with the Claims.
3. REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement represents, warrants and agrees as to itself as follows:
A. Each of the parties has had the opportunity to receive independent legal advise from legal counsel with respect to the advisability of executing this Agreement, and with respect to the releases, waivers, representations and all other matters contained herein.
B. IBG Shareholder has not heretofore assigned, transferred, or granted, nor purposes to assign, transfer or grant any of the Claims.
C. No party to this Agreement (nor any officer, agent, employee, representative or attorney of or from any party) has made any statement or representation to any other party regarding any fact relied upon in entering into this Agreement, and each party acknowledges that it has not relied upon any statement, representation or promise of any other express written consent of all parties hereto, regardless of the circumstances under which such revocation or modification is sought, and the parties, and each of them, hereby waive any right to attack, either directly or collaterally, this Agreement, in any order(s) and/or judgment(s) entered by any court in accordance with this Agreement.
C. The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.
WHEREFORE the parties hereto enter into this agreement to be effective as the date first above written.
IBG SHAREHOLDER:

_____________________________________

AMERIGROUP, INC.

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Gary Whiting, CEO